Exhibit 99.1

United Therapeutics Prevails in Dry Powder Inhaler Patent Litigation

SILVER SPRING, Md., and RESEARCH TRIANGLE PARK, N.C., August 31, 2022 – United Therapeutics Corporation (Nasdaq: UTHR), a public benefit corporation, announced today that the United States District Court for the District of Delaware issued an opinion in the pending litigation concerning United Therapeutics’ U.S. patents 9,593,066 (the ’066 patent) and 10,716,793 (the ’793 patent). This litigation concerns whether Liquidia Technologies, Inc.’s proposed treprostinil inhalation powder, YutrepiaTM, would infringe the ’066 and ’793 patents.

The Court determined that Liquidia would induce infringement of various claims of the ’793 patent by marketing Yutrepia. The ‘793 patent relates to a method of administering treprostinil via inhalation. The Court also concluded that Liquidia failed to prove that any claim of the ’793 patent at issue is invalid.

As a result of the Court’s decision, United Therapeutics expects the Court to enter an injunction barring the U.S. Food and Drug Administration from granting final approval for Yutrepia until expiration of the ’793 patent, May 14, 2027, as required by 35 U.S.C. § 271(e)(4)(A).

The Court also determined that Yutrepia would infringe several claims of the ’066 patent, but found those claims to be invalid. The ‘066 patent relates to a method of making treprostinil, the active pharmaceutical ingredient in both Tyvaso® (treprostinil) Inhalation Solution and Tyvaso DPI™ (treprostinil) Inhalation Powder.

Both parties have the right to appeal. United Therapeutics is evaluating the Court’s opinion and next steps, including the potential for appealing the Court’s decisions on the ’066 patent.

“We’re pleased with the Court’s decision on the ’793 patent, and our legal team is evaluating options for the ’066 patent,” said Shaun Snader, Vice President and Associate General Counsel – IP and Litigation at United Therapeutics. “Today’s decision vindicates our claims that Yutrepia is an infringing product, and we will continue to vigorously defend our intellectual property.”

The Patent Trial and Appeal Board (PTAB) of the U.S. Patent and Trademark Office recently issued a final written decision in an inter partes review (IPR) of the ’793 patent initiated by Liquidia. That final written decision held that the ’793 patent is invalid. United Therapeutics has requested rehearing regarding that decision, and if the PTAB does not reverse itself, the company will appeal. The ’793 patent remains valid during the pendency of all appeals. United Therapeutics expects any IPR appeal process will likely take at least a year. During that time, the company expects that the Court’s forthcoming injunction will remain in place and will not be lifted until such time, if ever, that the ’793 patent is held invalid or not infringed after all appeals have been exhausted.

United Therapeutics: Enabling Inspiration

At United Therapeutics, our vision and mission are one. We use our enthusiasm, creativity, and persistence to innovate for the unmet medical needs of our patients and to benefit our other stakeholders. We are bold and unconventional. We have fun, we do good.

We are the first publicly-traded biotech or pharmaceutical company to take the form of a public benefit corporation (PBC). Our public benefit purpose is to provide a brighter future for patients through (a) the development of novel pharmaceutical therapies; and (b) technologies that expand the availability of transplantable organs. At the same time, we seek to provide our shareholders with superior financial performance and our communities with earth-sensitive energy utilization.

You can learn more about what it means to be a PBC here: unither.com/PBC.

Forward-looking Statements

Statements included in this press release that are not historical in nature are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, our expectation that the Court will enter an injunction barring FDA from granting final approval for Yutrepia until expiration of the ’793 patent, May 14, 2027; our plans concerning the request for rehearing and potential appeal of the PTAB decision concerning the ’793 patent; our intention to continue to vigorously defend our intellectual property; and our goals of furthering our public benefit purpose, providing superior financial performance for shareholders, and providing our communities with earth-sensitive energy utilization. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of August 31, 2022, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

TYVASO is a registered trademark of United Therapeutics Corporation.

TYVASO DPI is a trademark of United Therapeutics Corporation.

YUTREPIA is a trademark of Liquidia Technologies, Inc.

For Further Information Contact:

Dewey Steadman at (202) 919-4097

Email: ir@unither.com

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